Exhibit 2.2

Description of Ordinary Shares Registered under Section 12 of the Securities Exchange Act of 1934

BW LPG Limited (the “Company”) has the following class of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of class	Trading Symbol	Name of Exchange on which registered
Ordinary shares, no par value (“Shares”)	BWLP	New York Stock Exchange (“NYSE”)

This Exhibit contains a description of the rights of the holders of the Shares and certain material provisions of the Company’s Constitution. This description also summarises relevant provisions of the Singapore Companies Act 1967 (the “Singapore Companies Act”), insofar as they relate to the material terms of the Company’s Shares. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Singapore law and the Company’s Constitution, a copy of which has been filed with the Securities and Exchange Commission (the “SEC”). We encourage you to read the Company’s Constitution and the applicable provisions of Singapore law for additional information.

Objects of the Company

Under the Constitution, the objects of the Company are unrestricted, and the Company is capable of exercising all the functions of a natural person of full capacity, as provided in Section 23 of the Singapore Companies Act.

Board of Directors

Under the Constitution, the Board of Directors shall consist of not less than three directors, or such number in excess thereof as the shareholders may determine. The Board of Directors shall be elected or appointed, except in the case of a casual vacancy, at the AGM of the shareholders or at any extraordinary general meeting of the shareholders called for that purpose.

Shareholder rights

Register of Members

Only persons who are registered in our register of members are recognized under Singapore law as shareholders of the Company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any Share or other rights for any Share other than the absolute right thereto of the registered holder of that Share. We may close our register of members for any time or times, provided that our register of members may not be closed for more than 30 days in the aggregate in any calendar year. We typically will close our register of members to determine shareholders’ entitlement to receive dividends and other distributions.

The Shares listed and traded on NYSE are held through The Depository Trust Company (“DTC”). Accordingly, DTC or its nominee, Cede & Co., will be the shareholder on record registered in our register of members. The holders of the Shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such Shares for certificated Shares and being registered in our register of members in respect of such Shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated Shares are determined by DTC (including the broker, bank, nominee or other institution that holds the Shares within DTC). If (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or there is unnecessary delay in entering in the register of members the fact of any person having ceased to be a member of the Company, the person aggrieved or any member of the Company or the Company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the Company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Transfer of Shares

Subject to applicable securities laws in relevant jurisdictions and the Constitution, the Shares are freely transferable. Any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form or in any other form which the Board of Directors may approve. The Board of Directors may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the Shares (if one has been issued) to which it relates and by such other evidence as the Board of Directors may reasonably require to prove the right of the transferor to make the transfer.

If any share certificate shall be proved to the satisfaction of the Board of Directors to have been worn out, lost, mislaid, or destroyed, the Board of Directors may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

Shareholders who hold the Shares electronically in book-entry form through the facilities of the DTC and that wish to become registered shareholders must contact the broker, bank, nominee or other institution that holds their Shares and complete a transfer of these Shares from DTC to themselves (by transferring such Shares to an account maintained by Equiniti Trust Company, LLC our transfer agent and registrar) according to the procedures established by DTC, such broker, bank, nominee or other institution and Equiniti Trust Company, LLC.

Issuance of New Shares

Pursuant to the Singapore Companies Act and despite anything in our Constitution, new shares may be issued by the Board only with the prior approval of the Company in general meeting. Such authority to issue new shares, if granted, shall continue in force until the earlier of:

●	the conclusion of the next annual general meeting after the date on which the approval was given; or
●	the expiration of the period within which the next annual general meeting is required by law to be held (i.e. within six (6) months after the end of each financial year of the Company, being December 31); or
●	the subsequent revocation or modification of approval by the Company in general meeting.

Subject to the Singapore Companies Act and every other written law or regulation for the time being in force concerning companies which is affecting or applicable to the Company (“Applicable Law”), the Company may, in accordance with the Constitution, by ordinary resolution in general meeting give to the Board of Directors a general authority to issue new shares in the future. Notwithstanding this general authorisation to allot and issue our ordinary shares, in accordance with the NYSE Listed Company Manual, the Company will, with certain limited exceptions, be required to seek additional approval of the Company in general meeting with respect to certain future issuances of ordinary shares, including, but not limited to, an issuance of ordinary shares that would result in a change in control of the Company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares. Under the NYSE Listed Company Manual, whether or not such additional approval is required, the Company must submit a supplemental listing application to the NYSE prior to the issuance of any additional shares of a listed security.

Subject to such prior approval, applicable provisions of the Singapore Companies Act and our Constitution, the Board of Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions (including being subject to regulations of any stock exchange on which our shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue) and for such consideration (if any) and at such time as the Board may think fit.

Repurchase of Ordinary Shares

In accordance with the Singapore Companies Act and our Constitution, the Company may purchase its own shares for cancellation or acquire its own shares as treasury shares on such terms as the Board of Directors sees fit and, in certain cases including but not limited to purchases or acquisitions of its own shares on a securities exchange, only if such purchase or acquisition has been authorised in advance by the Company in general meeting. Except to the extent permitted by the Singapore Companies Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares. Any payment made by the Company in consideration of purchases of its own shares may only be made out of the Company’s capital or profits and so long as the Company is solvent.

Preference shares

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Subject to the Singapore Companies Act and obtaining prior approval for the issuance of such Shares by special resolution of the shareholders in a general meeting, the Constitution provides that the Board of Directors is authorized to provide for the issuance of one or more classes of preference shares in one or more series, and to establish from time to time the number of Shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations, and restrictions of the Shares of each class. Such Shares may be issued as redeemable preference shares that (at a determinable date or at the option of the Company or the shareholder) are liable to be redeemed on such terms and in such manner of redemption as determined by the Board of Directors before the issue, provided that prior approval for the issuance of such Shares is given by resolution at a general meeting of the shareholders.

Dividends and other distributions

The Company may by ordinary resolution in a general meeting declare final dividends, but no such dividend declared shall exceed the amount recommended by the Board of Directors. Subject to the Singapore Companies Act, the Board of Directors may from time to time pay to the shareholders such interim dividends as appear to the Board of Directors to be justified by the profits of the Company. No dividends (final or interim) shall be paid to shareholders except out of the profits of the Company.

Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provides, (a) the Board of Directors may declare dividends to be paid in proportion to the number of Shares held by the shareholders, and such dividend may be paid in cash or wholly or partly in specie in which case the Board of Directors may fix the value for distribution in specie of any assets, (b) the Company may pay dividends in proportion to the amount paid up on each Share where a larger amount is paid up on some shares than on others, and (c) the Board of Directors may declare and make such other distributions (in cash or in specie) as may be lawfully made out of the assets of the Company.

The Board of Directors may deduct from the dividends or distributions payable to any shareholder all moneys due from such shareholder to the Company on account of calls or otherwise.

No unpaid dividend or distribution shall bear interest as against the Company.

Any dividend, interest or other moneys payable in cash in respect of the Shares may be paid through a depository system or any other relevant system, by cheque or bank draft sent through the post directed to the shareholder at such shareholder’s address in the register of members, or to such person and to such address as the shareholder may direct in writing, or by transfer to such account as the shareholder may direct in writing. In the case of joint holders of Shares, any dividend, interest or other moneys payable in cash in respect of Shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the register of members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any Shares any one can give an effectual receipt for any dividend paid in respect of such Shares. Shareholders holding their shares through the NYSE will receive dividends in U.S. Dollars through our United States registrar. Shareholders holding their shares through the Oslo Børs will receive dividends in Norwegian Krone through our Norwegian registrar. The currency in which each Shareholder will receive its dividends will be determined as per the record date for the dividend distribution.

Any dividend or other monies payable in respect of a Share which has remained unclaimed for six years from the date when such dividend became due for payment shall, if the Board of Directors so resolves, be forfeited and cease to remain owing by the Company.

Variation of share rights

Subject to the Constitution, no regulation of the Constitution shall be rescinded, altered or amended and no new regulation shall be made until the same has been approved by a resolution of the Board of Directors and by a special resolution of the shareholders, meaning a resolution passed by a majority of not less than three-fourths of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy present at a general meeting of which not less than 21 days’ written notice, specifying the intention to propose the resolution as a special resolution has been duly given.

Subject to the Singapore Companies Act, if, at any time, the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued Shares of the class. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Under the Singapore Companies Act, pursuant to such variation or abrogation, the rights attached to any such class of Shares are at any time varied or abrogated, the holders of not less in the aggregate than 5% of the total number of issued Shares of that class may apply to the Singapore courts to have the variation or abrogation cancelled, and, if such application is made, the variation or abrogation does not have effect until confirmed by the Singapore courts.

Shareholder meetings

Subject to the Singapore Companies Act, an AGM shall be held in each year (other than the year of incorporation) at such time and place as the president of the Company (if any) or the Chairman or the Board of Directors shall appoint. Such AGM must be held within 6 months after the end of each financial year.

The president of the Company (if any) or the Chairman or the Board of Directors may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

Under the Singapore Companies Act, the Board of Directors must, on the requisition of shareholders holding at the date of the deposit of the requisition not less than 10% of the total number of paid-up shares as at the date of the deposit carrying the right of voting at general meetings, immediately proceed duly to convene an extraordinary general meeting of the Company to be held as soon as practicable but in any case not later than 2 months after the receipt by the Company of the requisition. Any of the Company’s paid-up Shares held as treasury shares) are to be disregarded. In any case, two or more shareholders, holding not less than 10% of the total number of issued shares of the Company (excluding treasury shares) may call a meeting of the Company.

Under the Singapore Companies Act, the Company must provide to every shareholder:

•	14 days’ written notice of a general meeting to pass an ordinary resolution; and
•	21 days’ written notice of a general meeting to pass a special resolution.

The Constitution further provides that in computing the notice period, both the day on which the notice is served, or deemed to be served, and the day of the meeting shall be excluded.

Unless otherwise required by the Singapore Companies Act or the Constitution, any question proposed for the consideration of the shareholders at any general meeting shall be decided by affirmative votes of a majority of the votes cast by the shareholder present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters, for example, an alteration of the Constitution.

Limitations on rights to hold or vote Shares

Except as discussed herein, there are no limitations imposed by the laws of Singapore or by the Constitution on the right of non-resident shareholders to hold or exercise voting rights attached to the Shares.

Singapore Code on Take-Overs and Mergers (the “Singapore Take-overs Code”)

The Singapore Take-overs Code regulates, among other things, the acquisition of voting rights of corporations and business trusts with a primary listing in Singapore, public companies and registered business trusts with a primary listing overseas as well as unlisted public companies and unlisted registered business trusts with more than 50 shareholders or unitholders (as the case may be) and net tangible assets of S$5.0 million or more.

Any (i) person acquiring shares, whether by a series of transactions over a period of time or not, either on his own or together with parties acting in concert (as defined in the Singapore Take-overs Code) with such person, in 30% or more of the voting rights of a company, or (ii) person holding, either on his own or together with parties acting in concert with such person, not less than 30% but not more than 50% of the voting rights of a company, and such person (or parties acting in concert with such person) acquires additional shares carrying more than 1% of the voting rights of a company in any six-month period, each such person must, except with the consent of the Securities Industry Council of Singapore, immediately extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-overs Code. The primary responsibility for ensuring compliance with the Singapore Take-overs Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-overs Code, persons “acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain individuals and companies are presumed to be acting in concert with each other unless the contrary is established. They include:

•

a company and its parent company, subsidiaries or fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);
•	a company and its pension funds and employee share schemes;
•	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;
•

a financial or other professional advisor, including a stockbroker, with its clients in respect of the shareholdings of the advisor and persons controlling, controlled by or under the same control as the advisor;

•

directors of a company (together with their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•	partners; and
•

an individual and such person’s close relatives, related trusts, any person who is accustomed to act in accordance with such person’s instructions and companies controlled by the individual, such person’s close relatives, related trusts or any person who is accustomed to act in accordance with such person’s instructions and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory take-over offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror for the voting rights of an offeree company during the offer period and within six months prior to its commencement.

Under the Singapore Take-overs Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. In the case where a company has more than one class of equity share capital, a comparable offer must be made for each class in accordance with the Singapore Take-overs Code and the Securities Industry Council of Singapore should be consulted in advance in such cases. In addition, an offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to consider and decide on the offer. These legal requirements may impede or delay a take-over of the company by a third party.

On 7 September 2023, the Securities Industry Council of Singapore waived the application of the Singapore Take-overs Code to the Company, subject to certain conditions. On 17 December 2025, the Securities Industry Council of Singapore confirmed the continued waiver of the application of the Singapore Take-overs Code to the Company, subject to certain conditions. Pursuant to the said waiver, except in the case of a tender offer (within the meaning of U.S. securities laws) where the Tier 1 Exemptions set forth in Rule 14d-1(c) of the Exchange Act (the “Tier 1 Exemptions”) are available and the offeror relies on the Tier 1 Exemptions to avoid full compliance with U.S. tender offer regulations, the Singapore Take-overs Code shall not apply to the Company.

Compulsory acquisition of Shares held by minority holders

The rights of minority shareholders of Singapore-incorporated companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of the Company, as they think fit to remedy situations where: (1) the affairs of the Company are being conducted or the powers of the Board of Directors are being exercised in a manner oppressive to one or more of the shareholders or holders of debentures including the applicant or in disregard of his, her or their interests as shareholders or holders of debentures of the Company; or (2) some act of the company has been done or is threatened or that some resolution of the shareholders, holders of debentures or any class of them has been passed or is proposed which unfairly discriminates against or is otherwise prejudicial to, one or more of the shareholders or holders of debentures, including the applicant.

The Singapore courts have wide discretion as to the relief they may grant, including (a) directing or prohibiting any act or cancelling or varying any transaction or resolution, (b) regulating the conduct of the affairs of the Company in the future, (c) authorizing civil proceedings to be brought in the name of or on behalf of the Company by such person or persons and on such terms as the Singapore courts may direct, (d) providing for the purchase of the Shares or debentures of the Company by other shareholders or holders of debentures of the Company or by the Company itself, (e) in the case of a purchase of shares by the Company, providing for a reduction accordingly of the Company’s share capital, or (f) providing that the Company be wound up.

Comparison of Shareholder Rights

Set forth below is a summary of significant differences between the corporate law of Singapore applicable to the Company and the provisions of the Delaware General Corporation Law applicable to US companies organised under the laws of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of the Shares under applicable law in Singapore and the Constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws. This discussion is qualified by reference to the applicable laws in Singapore and Delaware.

Delaware	Singapore
Board of Directors

The board of directors must consist of at least one member. The number of directors shall be fixed by, or in a manner provided in, the bye-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

A typical constitution states the minimum and maximum (if any) number of directors as well as provides that the number of directors may be increased or reduced by ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum (if any) and minimum number of directors provided in the constitution and the Singapore Companies Act, respectively.

The Board of Directors must also consist of at least one director who is ordinarily resident in Singapore.

Our Constitution provides that the minimum number of directors is three.

Limitation on Personal Liability of Directors

A corporation’s certificate of incorporation may provide for the elimination of personal monetary liability of directors for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Under the Singapore Companies Act, any provision (whether contained in a company’s constitution or in any contract with the company or otherwise) that purports to exempt an officer of the company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to a company is void. However, a company is not prohibited from: (a) purchasing and maintaining for any such officer insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) indemnifying the officer against liability incurred by him or her to a person other than the company except when the indemnity is against any liability of the officer (i) to pay a fine in criminal proceedings, or (ii) to pay a sum to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature (howsoever arising) or when the indemnity is against any liability incurred by the officer (i) in defending criminal proceedings in which he or she is convicted, (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the relevant court refuses to grant him or her relief. This is given effect in our Constitution.

Where proceedings are commenced against an officer of a corporation for negligence, default, breach of

Delaware	Singapore

duty or breach of trust and it appears to the court before which the proceedings are taken that the officer acted honestly and reasonably and that having regard to all the circumstances of the case, including those connected with the officer’s appointment, the officer ought fairly to be excused for the negligence, default or breach, the relevant court may relieve the officer wholly or partly from liability on such terms as the court thinks fit.

Our Constitution provides that subject to the provisions of the Singapore Companies Act and any other applicable law, the directors, company secretary, and other officers (such term to include any person appointed to any committee by the Board of Directors) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for deficiency of title to any property acquired by order of the Board of Directors for or on behalf of the Company, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any

Delaware	Singapore

loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited or left or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.

Our Constitution also provides that the Company may purchase and maintain insurance for the benefit of any director or officer against any liability incurred by him under the Singapore Companies Act in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty, in relation to the Company or any subsidiary thereof, except when the indemnity is against any liability of such officer (1) to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (2) (A) in defending criminal proceedings in which he or she is convicted, (B) in defending civil proceedings brought by the Company or any subsidiary in which judgment is given against him or her, or (C) in connection with an application for relief under specified sections of the Singapore Companies Act in which the Singapore court refuses to grant him or her relief.

Our Constitution also provides that the Company may advance moneys to a director or officer for the costs, charges and expenses incurred by the director or officer in defending any civil or criminal proceedings against

Delaware	Singapore
him, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.
Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is any person that (i) owns 15% or more of the corporation’s outstanding voting stock or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the previous three years, and the affiliates and associates of such person.

A Delaware corporation may elect to “opt out” of, and not be governed by, the restrictions contained in Section 203 through a provision in either its original certificate of incorporation, or an amendment to its certificate of incorporation or bye-laws that was approved by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, in addition to any other vote required by law.

There are no comparable provisions under the Singapore Companies Act with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

However, the Constitution includes an interested shareholder provision that is based on section 203 of the Delaware General Corporation Law.

Delaware	Singapore
Removal of Directors

Under Delaware law, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Under the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office, notwithstanding anything in its constitution or in any agreement between the public company and such directors, by ordinary resolution. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director does not take effect until such director’s successor has been appointed.

Notice of the intention to move a resolution to remove a director must be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give its shareholders notice of such resolution at the same time and in the same manner as it gives notice of the meeting or, if that is not practicable, must give them notice thereof, in any manner allowed by the constitution, not less than 14 days before the meeting, but if after notice of the intention to move such a resolution has been given to the company, a meeting is called for a date 28 days or less after the notice has been given, the notice, although not given to the company within the time required by this section, is deemed to be properly given.

Filling Vacancies on the Board of Directors

Any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, shall be filled as the corporation’s certificate of incorporation or bye-laws provide. In the absence of such provision, the vacancy shall be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. In the case of a corporation with a classified board of directors, any directors elected due to an increase in the authorised number of directors shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

A typical constitution provides that the shareholders by way of an ordinary resolution or the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, but so that the total number of directors will not at any time exceed the maximum number (if any) fixed by or in accordance with the constitution.

Our Constitution provides that the shareholders in general meeting or the Board shall have the power, to appoint any person as a director to fill a vacancy on the Board of Directors occurring as a result of the death, disability disqualification or resignation of any director or as a result of an increase in the size of the Board of Directors and to appoint an alternate director to any director so appointed, provided that any such director appointed by the Board of Directors shall hold office only until the next AGM or until their successors are elected or appointed or their office is otherwise vacated.

Delaware	Singapore
Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law.

The power to adopt, amend or repeal bye-laws shall be in the stockholders entitled to vote. Notwithstanding the foregoing, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bye-laws upon the board of directors.

Under the Singapore Companies Act, the constitution of a company may be altered or added to by special resolution.

An entrenching provision may be included in the constitution with which a company is formed and at any time be inserted into the constitution only if all the shareholders of the company agree. An entrenching provision is a provision of the constitution to the effect that other specified provisions of the constitution may not be altered in the manner provided by the Singapore Companies Act or may not be so altered except (i) by a resolution passed by a specified majority greater than 75% (the minimum majority required by the Singapore Companies Act for a special resolution) or (ii) where other specified conditions are met. The Singapore Companies Act provides that such entrenching provision may be removed or altered only if all the shareholders agree.

Our Constitution provides that no regulation of our Constitution shall be rescinded, altered or amended and no new regulation shall be made until the same has been approved by a resolution of the Board of Directors and by a special resolution of the shareholders. The Board of Directors has no power to amend the Constitution unilaterally.

Meetings of Shareholders

Annual and Special Meetings

Meetings of stockholders may be held at such place, either within or outside of Delaware, as may be designated by or in the manner provided in the certificate of incorporation or bye-laws, or if not so designated, as determined by the board of directors. Under the Delaware General Corporation Law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorised by the certificate of incorporation or by the bye-laws.

Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bye-laws may specify the number of shares and/or the amount

Annual General Meetings

Subject to the Singapore Companies Act, all companies are required to hold an annual general meeting after the end of each financial year within either four months (in the case of a public company that is listed) or six months (in the case of any other company).

We are required to hold an AGM within 6 months after the end of each financial year. Our first financial year after the redomiciliation ended on 31 December 2024 and subsequent financial years will end on the last day of a period of 12 months after the end of the previous financial year.

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of other securities having voting power, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting.

Notice Requirements

Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Extraordinary General Meetings

Any general meeting other than the AGM is called an “extraordinary general meeting”. Under the Singapore Companies Act, the directors of a company, despite anything in its constitution, must on the requisition of shareholders holding at the date of the deposit of the requisition not less than 10% of the total number of paid‑up shares as at the date of the deposit carries the right of voting at general meetings or, in the case of a company not having a share capital, of shareholders representing not less than 10% of the total voting rights of all shareholders having at that date a right to vote at general meetings, immediately proceed duly to convene an extraordinary general meeting of the company to be held as soon as practicable but in any case not later than 2 months after the receipt by the company of the requisition.

If the directors do not within 21 days after the date of the deposit of the requisition proceed to convene a meeting, the Singapore Companies Act provides that the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves, in the same manner as nearly as possible as that in which meetings are to be convened by directors convene a meeting, but any meeting so convened must not be held after the expiration of 3 months from that date.

In addition, under the Singapore Companies Act, two or more shareholders holding not less than 10% of our total number of issued shares (excluding treasury shares) may call a meeting of the company.

Our Constitution provides that the president of the Company (if any) or the Chairman or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

Quorum Requirements

Under the Singapore Companies Act unless the constitution provides otherwise, two shareholders of a company personally present form a quorum

Our Constitution provides that the quorum at any general meeting shall be two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 33% of the total

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issued and outstanding voting Shares in the Company.

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the company secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each shareholder entitled to attend and vote thereat in accordance with the Constitution.

Shareholders’ Rights at Meetings

The Singapore Companies Act provides that every shareholder has, despite any provision in the Constitution, have a right to attend any general meeting of the company and to speak on any resolution before the meeting.

In the case of a company limited by shares, the holder of a share may vote on a resolution before a general meeting of the company if, in accordance with the Singapore Companies Act, the share confers on the holder a right to vote on that resolution.

Our Constitution provides that no shareholder shall be entitled to vote at a general meeting unless such shareholder has paid all calls or other sums personally payable on all Shares held by such shareholder.

Shares in a public company may confer special, limited or conditional voting rights or not confer voting rights. In this regard, different classes of shares in a public company may be issued only if the issue of the class or classes of shares is provided for in the constitution of the public company and the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. A public company shall not undertake any issuance of shares that confer special, limited or conditional voting rights or that confer no voting rights unless it is approved by the shareholders of the public company by special resolution.

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Circulation of Shareholders’ Resolutions

Under the Singapore Companies Act, a company must on the requisition of (a) any number of shareholders representing not less than 5% of the total voting rights of all the shareholders having at the date of requisition a right to vote at a meeting to which the requisition relates or (b) not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than S$500, and unless the company otherwise resolves, at the expense of the requisitionists, (i) give to shareholders of the company entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting, and (ii) circulate to shareholders entitled to receive notice of any general meeting sent to them any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

•

acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

•

with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under the Singapore Companies Act, any provision (whether contained in a company’s constitution or in any contract with the company or otherwise) that purports to exempt an officer of the company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to a company is void. However, a company is not prohibited from: (a) purchasing and maintaining for any such officer insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) indemnifying the officer against liability incurred by him or her to a person other than the company except when the indemnity is against any liability of the officer (i) to pay a fine in criminal proceedings, or (ii) to pay a sum to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature (howsoever arising) or when the indemnity is against any liability incurred by the officer (i) in defending criminal proceedings in which he or she is convicted, (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the relevant

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Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defence or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defence of any such action, suit or proceeding referred to above, or in defence of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

court refuses to grant him or her relief. This is given effect in our Constitution.

Where proceedings are commenced against an officer of a corporation for negligence, default, breach of duty or breach of trust and it appears to the court before which the proceedings are taken that the officer acted honestly and reasonably and that having regard to all the circumstances of the case, including those connection with the officer’s appointment, the officer ought fairly to be excused for the negligence, default or breach, the relevant court may relieve the officer wholly or partly from liability on such terms as the court thinks fit.

Our Constitution provides that, subject to the provisions of the Singapore Companies Act and any other applicable law, the directors, company secretary, and other officers (such term to include any person appointed to any committee by the Board of Directors) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for deficiency of title to any property acquired by order of the Board of Directors for or on behalf of the Company, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited or

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left or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust, fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.

Our Constitution also provides that the Company may purchase and maintain insurance for the benefit of any director or officer against any liability incurred by him under the Singapore Companies Act in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty, in relation to the Company or any subsidiary thereof, except when the indemnity is against any liability of such officer (1) to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (2) (A) in defending criminal proceedings in which he or she is convicted, (B) in defending civil proceedings brought by the Company or any subsidiary in which judgment is given against him or her, or (C) in connection with an application for relief under specified sections of the Singapore Companies Act in which the Singapore court refuses to grant him or her relief.

Our Constitution also provides that the Company may advance moneys to a director or officer for the costs, charges and expenses incurred by the director or officer in defending any civil or criminal proceedings against him, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.

Shareholder Approval of Issuances of Shares

Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorised by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorised in its certificate of incorporation.

Under the Singapore Companies Act, notwithstanding anything in a company’s constitution, the directors must not exercise any power of the company to issue shares without prior approval of the company in a general meeting. Such approval once obtained continues in force until the conclusion of the annual general meeting commencing next after the date on which the approval was given, or the expiration of the period

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within which the next annual general meeting after that date is required by law to be held, whichever is earlier, but any approval may be revoked or varied by the company in a general meeting.
Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, the consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a vote of stockholders at an annual or special meeting and not by written consent by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the “interested stockholders” as defined in Section 203 of the Delaware General Corporation Law in connection with a business combination with an “interested stockholder.”

The Singapore Companies Act mandates that specified corporate actions require approval by the company in a general meeting, notably:

•

notwithstanding anything in the company’s constitution, directors must not carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by the company in a general meeting;

•

subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•

 notwithstanding anything in the company’s constitution, the directors must not, without the prior approval of the company in general meeting, issue shares.

Our Constitution provides that notwithstanding anything in our Constitution, the Company shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the shareholders at a general meeting via the affirmative vote of at least 75% of the issued and outstanding voting shares of the Company.

Shareholder Action Without a Meeting

Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, any action taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorise or take such action at a meeting at which all shares

There are no equivalent provisions under the Singapore Companies Act in respect of public companies that are listed on a securities exchange outside Singapore, like our Company.

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entitled to vote thereon were present and voted in the manner required by Section 228 of the Delaware General Corporation Law.
Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware Court of Chancery Rules have been met. A person may institute and maintain such a derivative suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware law, the plaintiff bringing a derivative suit on behalf of a corporation generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Standing

Only persons who are registered in our share register are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Personal remedies in cases of oppression of justice

A shareholder or holder of a debenture of a company may apply to the Singapore courts for an order under section 216 of the Singapore Companies Act to remedy situations where (i) the affairs of the company are being conducted or the powers of the directors are being exercised in a manner oppressive to one or more of the shareholders or holders of debentures including the applicant or in disregard of his, her or their interests as shareholders or holders of debentures of the company; or (ii) that some act of the company has been done or is threatened or that some resolution of the shareholders, holders of debentures or any class of them has been passed or is proposed which unfairly discriminates against or is otherwise prejudicial to one or more of the shareholders or holders of debentures (including the applicant).

The Singapore courts has wide discretion as to the relief they may grant, including (a) directing or prohibiting any act or cancelling or varying any transaction or resolution, (b) regulating the conduct of the affairs of the Company in the future, (c) authorizing civil proceedings to be brought in the name of or on behalf of the Company by such person or persons and on such terms as the Singapore courts may direct, (d) providing for the purchase of the Shares or debentures of the Company by other shareholders or holders of debentures of the Company or by the Company itself, (e) in the case of a purchase of shares by the Company, providing for a reduction accordingly of the Company’s share capital, or (f) providing that the Company be wound up.

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Derivative actions and arbitrations

Section 216A of the Singapore Companies Act provides a mechanism enabling, inter alia, any shareholder of a company to apply to the Singapore courts for permission to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company.

Prior to commencing a derivative action or arbitration, the Singapore courts must be satisfied that (i) the shareholder has given 14 days’ notice to the directors of the company of the shareholder’s intention to make such an application if the directors of the company do not bring, diligently prosecute or defend or discontinue the action or arbitration, (ii) the shareholder is acting in good faith and (iii) it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

Class actions

The concept of class action suits in the United States, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in the same manner in Singapore. Under the Singapore Rules of Court 2021 where numerous persons have a common interest in any proceedings, such persons may sue or be sued as a group with one or more of them representing the group. Where a group of persons is suing as a group, all persons in the group must give their consent in writing to the representative to represent all of them in action and they must be included in the list of claimants attached to the originating application or claim.

Dividends or Other Distributions; Repurchases and Redemptions

The directors of every corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends upon the shares of its capital stock either out of its surplus in accordance with the Delaware General Corporation Law or in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

If the capital of the corporation computed in accordance with the Delaware General Corporation Law shall have been diminished by depreciation in

Dividends

The Singapore Companies Act provides that no dividends can be paid to shareholders of any company except out of profits. The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

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the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Under the Delaware General Corporation Law, every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation shall purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a nonstock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced.

Our Constitution provides that no dividend (final or interim) shall be paid to shareholders except out of the profits of the Company.

Acquisition of a company’s own shares

The Singapore Companies Act provides that except as otherwise expressly provided by the Singapore Companies Act, a company must not directly or indirectly, in any way (i) acquire shares or units of shares in the company or (ii) purport to acquire shares or units of shares in a holding company or ultimate holding company, as the case may be, of the company. Any contract or transaction made or entered into in contravention of the aforementioned provision is void.

However, subject to its constitution and the Singapore Companies Act, a company may, generally:

•

 redeem redeemable preference shares on such terms and in such manner as is provided by its constitution. Preference shares must not be redeemed unless they are fully paid up and must not be redeemed out of the capital of the company unless all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore;

•

whether listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an off-market purchase of its own shares in accordance with an equal access scheme authorised in advance at a general meeting;

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•

make a selective off-market purchase of its own shares in accordance with an agreement authorised in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting;

•

whether listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an acquisition of its own shares under a contingent purchase contract which has been authorised in advance by a special resolution of the company; and

•

 where listed on a securities exchange, make an acquisition of its own shares on the securities exchange, unless the purchase or acquisition has been authorized in advance by the company in general meeting.

A company may also be required to purchase or acquire its own shares by an order of the Singapore courts.

The total number of ordinary shares and stocks in any class that may be purchased or acquired by a company during the relevant period must not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares and stocks of the company in that class as of the date of the resolution passed to authorise the purchase or acquisition of the shares, unless the company has, at any time during the relevant period, reduced its share capital by a special resolution or the Singapore Court has, at any time during the relevant period, made an order approving the reduction of share capital of the company. If such is the case, the total number of ordinary shares and stocks of the company in any class shall be taken to be the total number of ordinary shares and stocks of the company in that class as altered by the special resolution or the order of the Singapore Court approving the capital reduction (as the case may be).

For these purposes, the term “relevant period” means the period commencing from the date a relevant resolution is passed and expiring on the date the next annual general meeting is or is required by law to be held, whichever is the earlier.

Financial assistance for the acquisition of shares

Except as otherwise expressly provided by the Singapore Companies Act, a public company or a company whose holding company or ultimate holding company is a public company must not, whether directly or indirectly, give any financial assistance for the purpose of, or in connection with (a) the acquisition by any person, whether before or at the same time as the giving of financial assistance, of (i) shares or units of shares in the company;

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or (ii) shares or units of shares in a holding company or ultimate holding company (as the case may be) of the company; or (b) the proposed acquisition by any person of (i) shares or units of shares in the company; or (ii) shares or units of shares in a holding company or ultimate holding company (as the case may be) of the company.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, the Singapore Companies Act provides for limited circumstances in which a company may give financial assistance for the purpose of, or in connection with, an acquisition or proposed acquisition by a person of shares or units of shares in the company or in a holding company or ultimate holding company (as the case may be) of the company.

Our Constitution provides that the Company may purchase its own shares for cancellation or acquire them as treasury shares in accordance with the Singapore Companies Act on such terms as the Board of Directors shall think fit. However, save to the extent permitted by the Singapore Companies Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s Shares.

Transactions with Officers and Directors

Under the Delaware General Corporation Law, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organisation in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorises the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(i)

The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorises the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

Under the Singapore Companies Act, directors and the chief executive officer of a company are not prohibited from dealing with the company, but where they have an interest, whether directly or indirectly, in a transaction or proposed transaction with the company, that interest must be disclosed as soon as practicable after the relevant facts have come to his or her knowledge, at a meeting of the directors of the company or by a written notice sent to the company detailing the nature, character and extent of his or her interest in the transaction or proposed transaction with the company.

In addition, a director or chief executive officer who holds any office or possesses any property whereby, whether directly or indirectly, any duty or interest might be created in conflict with their duties or interests as director or chief executive officer (as the case may be) must declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company detailing the fact and the nature, character and extent of the conflict.

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(ii)

The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)

The contract or transaction is fair as to the corporation as of the time it is authorised, approved or ratified, by the board of directors, a committee or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorises the contract or transaction.

The Singapore Companies Act extends an interest of a director or chief executive officer (as the case may be) to include an interest of a shareholder of the director’s or chief executive officer’s family (as the case may be), which includes his or her spouse, son, adopted son, stepson, daughter, adopted daughter and stepdaughter.

However, there is no requirement for disclosure where the interest of the director or chief executive officer consists only of being a shareholder or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as not being a material interest.

Where the transaction or the proposed transaction relates to any loan to the company, the director or chief executive officer (as the case may be) is not deemed to be interested or to have been at any time interested in any transaction or proposed transaction by reason only that he or she has guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation as defined under the Singapore Companies Act, the director or chief executive officer shall not be deemed to be interested or at any time interested in such transaction or proposed transaction by reason only that he is a director or chief executive officer (as the case may be) of the related corporation, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act restricts a company (other than an exempt private company) from, among others, (i) making a loan or a quasi-loan to its directors or to directors of a related corporation as defined under the Singapore Companies Act (“relevant director”) or giving a guarantee or security in connection with such a loan or quasi-loan, (ii) entering into a credit transaction as creditor for the benefit of a relevant director, or giving a guarantee or any security in

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connection with such a credit transaction, (iii) arranging an assignment to or assumption by the company of any rights, obligations or liabilities under a transaction which, if it had been entered into by the company, would have been a restricted transaction as defined under the Singapore Companies Act and (iv) taking part in an arrangement under which another person enters into a transaction which, if entered into by the company, would have been a restricted transaction as defined under the Singapore Companies Act and such person obtains a benefit from the company or its related company, as defined under the Singapore Companies Act. Companies are also restricted from entering into any of the aforementioned transactions with the spouse or children (whether adopted or natural or step-children) of its directors.

Subject to specified exceptions, the Singapore Companies Act prohibits a company (other than an exempt private company) from, among others, making a loan or a quasi-loan to another company, variable capital company or a limited liability partnership or entering into any guarantee or providing any security in connection with a loan or a quasi-loan made to another company, variable capital company or a limited liability partnership by a person other than the first-mentioned company, entering into a credit transaction as a creditor for the benefit of another company, variable capital company or a limited liability partnership, or entering into any guarantee or providing any security in connection with a credit transaction entered into by any person for the benefit of another company, variable capital company or a limited liability partnership if a director or directors of the first-mentioned company is or together are interested in 20% or more of the total voting power in the other company, variable capital company or the limited liability partnership (as the case may be), unless there is prior approval by the company in general meeting for the making of, provision for or entering into the loan, quasi‑loan, credit transaction, guarantee or security (as the case may be) at which the interested director or directors, and his, her or their family shareholders, abstained from voting.

Such prohibition shall extend to apply to, among others, a loan or quasi-loan made by a company (other than an exempt private company) to another company or a limited liability partnership, a credit transaction made by a company (other than an exempt private company) for the benefit of another company or limited liability partnership, and a guarantee entered into or security provided by a company (other than an exempt private company) in connection with a loan or quasi‑loan made to another company or a limited liability partnership by a person other than the firstmentioned company or with a credit transaction made for the benefit of another company or a limited liability partnership entered into by a person other than the firstmentioned company, where such other company or limited liability partnership is incorporated or formed (as the case may be) outside Singapore, if a director or directors of the first-mentioned company (a) is or together are interested in 20% or more of the total

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voting power in the other company or limited liability partnership or (b) in a case where the other company does not have a share capital, exercises or together exercise control over the other company whether by reason of having the power to appoint directors or otherwise.

For this purpose, the Singapore Companies Act provides that an interest of a shareholder of a director’s family, including the director’s spouse, son, adopted son, stepson, daughter, adopted daughter and stepdaughter, is treated as the interest of the director.

Dissenter’s Rights

Under the Delaware General Corporation Law, any stockholder of a corporation who holds shares of stock on the date of the making of a demand pursuant to the statute with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the requirements of the Delaware General Corporation Law who has neither voted in favour of the merger or consolidation nor consented thereto in writing shall be entitled to an appraisal by the Delaware Court of Chancery of the fair value of the stockholder’s shares of stock.

In the case where shareholders’ shares in a company are to be acquired pursuant to a scheme of compromise or an arrangement, the acquisition will need the sanction of the General Division of the High Court of the Republic of Singapore. A dissenting shareholder may object to the acquisition at the hearing of the Court to sanction the scheme.

In the case where, a person, has within four months after the making of an offer for all the shares of a company (the “acquiring party”), obtained the approval of the holders of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months beginning with the date on which the approval was obtained, require by notice to any dissenting shareholder to transfer its shares on the same terms as the offer, dissenting shareholders will be compelled to sell their shares unless the Singapore Court (on application made within one month from the date of the acquiring party’s notice of its intention to acquire such shares or 14 days after a statement containing the names and addresses of all other dissenting shareholders as shown in the register of shareholders is posted by the company to the dissenting shareholder (whichever is later)) orders otherwise.

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In the case of amalgamation proposals, the Singapore Court, only if satisfied that giving effect to an amalgamation proposal would unfairly prejudice a shareholder or creditor of an amalgamating company, or to a person to whom an amalgamating company is under an obligation, may, on the application of that person made at any time before the date on which the amalgamation becomes effective, make any order in relation to the amalgamation proposal on such terms or conditions as the Singapore Court thinks fit.

There are no equivalent provisions under the Singapore Companies Act where a dissenting shareholder may apply to court to require a fair value appraisal of the shares.

Cumulative Voting

Under the Delaware General Corporation Law, the certificate of incorporation of any corporation may provide that at all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected by such holder, and that such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

There are no equivalent provisions in Singapore under the Singapore Companies Act.
Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt.

Singapore law does not generally prohibit a company from adopting “poison pill” arrangements which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares. However, the directors, in their discharge of their fiduciary duties, are required to consider any possible transaction and act in the best interests of the company.

Under the Singapore Take-overs Code, if, in the course of an offer, or even before the date of the offer announcement, the board of the offeree company has reason to believe that a bona fide offer is imminent,

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the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

For further information on the Singapore Take-overs Code, see “—Singapore Take-overs and Mergers Code (the “Singapore Take-overs Code”).